                                                                   Exhibit 3.1.4

DEAN HELLER                                                 FILED# C18797-94
SECRETARY OF STATE                                                 -------------
                                                            April 21, 2003
202 North Carson Street
Carson City, Nevada 89701-4201

             CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
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                         FOR NEVADA PROFIT CORPORATIONS
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          (PURSUANT TO NRS 78.385 AND 78.390 - AFTER ISSUANCE OF STOCK)
                             - REMIT IN DUPLICATE -


1. Name ot corporation: MIGHTY STAR, LTD.
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2. The articles have been amended as follows (provide article numbers, if available):
         THAT THE NAME OF THE CORPORATION BE CHANGED TO:
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           SHOO TONG CHUAN HEALTH VEGETARIAN FOODS (USA) HOLDINGS LTD.
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3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted In favor of the amendment is: 100%. *

4.  Officer Signature (Required):

    /s/ Lam Cheoog Kam                        /s/ Lam Wai Kuen
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    Lam Cheoog Kam, President                 Lam Wai Kuen, Secretary

*if any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the stove information and remit the proper fees may Cause this filing to be rejected.